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                                                             EXHIBIT NO. 99.2(b)

                       CERTIFICATE OF ASSISTANT SECRETARY

                            MFS/SUN LIFE SERIES TRUST

                                  ON BEHALF OF

                               BOND SERIES ("BDS")
                       CAPITAL APPRECIATION SERIES ("CAS")
                      CAPITAL OPPORTUNITIES SERIES ("VAL")
                         EMERGING GROWTH SERIES ("EGS")
                     EMERGING MARKETS EQUITY SERIES ("FCE")
                          EQUITY INCOME SERIES ("EIS")
                     GLOBAL ASSET ALLOCATION SERIES ("AAS")
                        GLOBAL GOVERNMENTS SERIES ("WGS")
                          GLOBAL GROWTH SERIES ("WGO")
                      GLOBAL HEALTH SCIENCES SERIES ("GHS")
                    GLOBAL TELECOMMUNICATIONS SERIES ("GTS")
                       GLOBAL TOTAL RETURN SERIES ("WTS")
                      GOVERNMENT SECURITIES SERIES ("GSS")
                            HIGH YIELD SERIES ("HYS")
                       INTERNATIONAL GROWTH SERIES ("FCI")
                 INTERNATIONAL GROWTH AND INCOME SERIES ("FCG")
                   INTERNATIONAL NEW DISCOVERY SERIES ("IDS")
                         MANAGED SECTORS SERIES ("MSS")
               MASSACHUSETTS INVESTORS GROWTH STOCK SERIES ("MIS")
                  MASSACHUSETTS INVESTORS TRUST SERIES ("CGS")
                          MID CAP GROWTH SERIES ("MCS")
                           MONEY MARKET SERIES ("MKS")
                          NEW DISCOVERY SERIES ("NWD")
                             RESEARCH SERIES ("RES")
                    RESEARCH GROWTH AND INCOME SERIES ("RGS")
                      RESEARCH INTERNATIONAL SERIES ("RSS")
                         STRATEGIC INCOME SERIES ("SIS")
                         STRATEGIC GROWTH SERIES ("SGS")
                            TECHNOLOGY SERIES ("TKS")
                           TOTAL RETURN SERIES ("TRS")
                            UTILITIES SERIES ("UTS")


The undersigned, being the Assistant Secretary of the Trust, (the "Trust"), hereby certifies that the following is a complete, true and correct copy of the votes, adopted by the Board of Trustees of the Trust on January 24, 2001, and that such votes have not been altered, amended or rescinded and are in full force and effect as of the date hereof:

VOTED: That Article XIV of the Trust's Amended and Restated By-Laws be, and hereby is, deleted and replaced in its entirety by the following:

       No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class thereof without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust or any series or class thereof would otherwise result. Such demand shall be mailed to the Clerk of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or any series or class thereof, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust or any series or class thereof shall be subject to the right of the Shareholders under Article VI, Section 6.8 of the Declaration to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his services on the Board of Trustees of the Trust or on the Board of one of more investment companies with the same or an affiliated investment adviser or underwriter.

IN WITNESS WHEREOF, I have hereunder set my hand this 21st day of February, 2001.

                                          JAMES R. BORDEWICK, JR.
                                          -----------------------
                                          James R. Bordewick, Jr.
                                          Assistant Secretary